EXHIBIT 99.1

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED.

F-1

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong

香港 皇后大道中三五九至三六一號 南島商業大廈七樓

Tel : (852) 2851 7954 Fax: (852) 2545 4086

Kowloon office: Room 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

九龍 旺角 亞皆老街八號 朗豪坊辦公大樓2105-06室

Tel: (852) 2780 0607 Fax: (852) 2780 0013

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of
Lutu International Biotechnology Limited and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Lutu International Biotechnology Limited and Subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for each of the years ended December 31, 2016 and 2015. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern under the generally accepted accounting principles. As described in Note 16, the Company has recurring comprehensive loss $1,172,894, has negative working capital $7,333,603, and has accumulated deficit $3,199,950 and a total stockholders' deficit $3,331,168, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Except the going concern matter as described above, in our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and comprehensive loss, and its cash flows for each of the years ended December 31, 2016 and 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ Centurion ZD CPA Limited

Certified Public Accountants

Hong Kong SAR, China

May 12, 2017

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Consolidated Balance Sheets

		March 31, 2017	December 31, 2016	December 31, 2015
	Note	(unaudited)	(audited)	(audited)
ASSETS
Cash and cash equivalents		$188,620	$518,849	$469,556
Accounts receivable, net of allowance for doubtful accounts		785,318	791,800	51,270
Inventories, net	6	271,012	231,976	546,605
Advance to suppliers		43,686	53,220	26,787
Other receivables	3	108,759	106,149	76,402
Amount due from related parties	10	1,549,225	1,814,133	212,918
Total current assets		2,946,620	3,516,127	1,383,538

Property, plant equipment, net	4	3,088,435	3,117,449	3,586,675
Intangible assets	5	867,445	864,981	951,266
Long term lease prepayment		19,623	20,005	23,860
Total non-current assets		3,975,503	4,002,435	4,561,801
Total assets		$6,922,123	$7,518,562	$5,945,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable		140,153	146,222	177,446
Advances from customer		14	11,511	83,418
Other payables	8	190,239	183,212	257,395
Other tax payable		2,233	27,233	179
Accrued expenses		88,648	100,883	27,711
Accrued payroll		16,770	17,677	24,132
Amount due to related parties	10	6,231,093	6,419,136	3,830,596
Amount due to holding company	11	3,756,122	3,943,856	3,702,736
Total current liabilities		10,425,272	10,849,730	8,103,613
Total liabilities		10,425,272	10,849,730	8,103,613

Shareholders’ equity
Common stock, $1 par value per share, authorized 10,000,000,000 shares, issued and outstanding 100 and 100 shares at March 31, 2017, December 31, 2016 and December 31, 2015 respectively		100	100	100

Additional paid-in capital		42,780	42,780	42,780
Accumulated other comprehensive loss		(149,115)	(174,098)	(51,101)
Accumulated deficit		(3,396,914)	(3,199,950)	(2,150,053)
Total shareholders’ deficit		(3,503,149)	(3,331,168)	(2,158,274)
Total shareholders’ deficit		(3,503,149)	(3,331,168)	(2,158,274)

Total liabilities and shareholders’ deficit		6,922,123	$7,518,562	$5,945,339

See notes to consolidated financial statements.

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Consolidated Statements of Operations

	Quarter Ended March 31,	Years Ended December 31,
	2017	2016	2015
	(unaudited)	(audited)	(audited)
Revenue, net	$62,909	$1,276,722	$289,798
Cost of goods sold	38,566	944,987	283,777
Gross profit	24,343	331,735	6,021

Operating expenses:
Selling expenses	7,882	121,062	68,955
General and administrative expenses	209,480	1,257,343	835,293
Total operating expenses	217,362	1,378,405	904,248

Loss from operations	(193,019)	(1,046,670)	(898,227)

Non-operating income(expense):
Interest income	-	146	466
Interest expense	(1,083)	(3,796)	(2,723)
Other income	392	1,991	52,508
Other expense	(3,254)	(1,568)	(418)
Total non-operating income (expense)	(3,945)	(3,227)	49,833

Loss before income tax	(196,964)	(1,049,897)	(848,394)

Income taxes	-	-	-

Net loss	$(196,964)	$(1,049,897)	$(848,394)
Comprehensive loss statement:

Net loss	(196,964)	(1,049,897)	(848,394)
Foreign currency translation adjustment	24,983	(122,997)	(134,252)

Comprehensive loss	$(171,981)	$(1,172,894)	$(982,646)
*Basic loss per share of common stock	$(1,969.64)	$(10,498.97)	$(16,967.88)
*Diluted loss per share	$(1,969.64)	$(10,498.97)	$(16,967.88)
*Weighted average shares used in calculating net income per ordinary share – basic	100	100	50
*Weighted average shares used in calculating net income per ordinary share – diluted	100	100	50

See notes to consolidated financial statements.

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Consolidated Statements of Shareholders’ Equity

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive
	Share	Amount	capital	deficit	income	Total
January 1, 2015	1	1	42,780	(1,301,659)	83,151	(1,175,727)
Increase in capital	99	99				99
Net loss	-	-	-	(848,394)	-	(848,394)

Foreign currency translation adjustment	-	-	-	-	(134,252)	(134,252)
December 31, 2015	100	100	42,780	(2,150,053)	(51,101)	(2,158,274)
January 1, 2016	100	100	42,780	(2,150,053)	(51,101)	(2,158,274)
Net loss	-	-	-	(1,049,897)	-	(1,049,897)

Foreign currency translation adjustment	-	-	-	-	(122,997)	(122,997)
December 31, 2016	100	100	42,780	(3,199,950)	(174,098)	(3,331,168)
January 1, 2017	100	100	42,780	(3,199,950)	(174,098)	(3,331,168)
Net loss	-	-	-	(196,964)	-	(196,964)

Foreign currency translation adjustment	-	-	-	-	24,983	24,983
March 31, 2017	100	100	42,780	(3,396,914)	(149,115)	(3,503,149)

See notes to consolidated financial statements.

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Quarter Ended March 31	Years Ended December 31,
	2017 (unaudited)	2016 (audited)	2015 (audited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(196,964)	$(1,049,897)	$(848,394)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	59,652	250,251	257,058
Amortization	5,971	24,684	26,327
Gain on disposal of property, plant and equipment	-	-	(43,505)
Changes in operating assets and liabilities:
(Increase) Decrease in -
Accounts receivable	14,229	(778,555)	(53,458)
Inventories	(36,885)	291,576	(234,719)
Advances to suppliers	10,081	(29,511)	23,469
Other receivables	(1,581)	(36,402)	(64,460)
Amount due from related parties	380,232	(1,653,781)	2,702
Long term lease prepayment	578	2,389	2,548
Increase (Decrease) in -
Accounts payable	(7,513)	(20,438)	(397,691)
Advances from customer	(11,642)	(69,502)	86,978
Other payables	5,331	(59,883)	(52,015)
Other tax payables	(25,339)	28,327	187
Accrued payroll	(1,082)	(5,091)	(6,304)
Accrued expenses	(12,134)	73,176	12,050
Amount due to related parties	(291,778)	2,676,045	1,284,161
Net cash used in operating activities	(108,844)	(356,612)	(5,066)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(135)	(6,549)	(159,719)
Net cash used in investing activities	(135)	(6,549)	(159,719)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of capital	-	-	99
Amount due to holding company	(221,874)	418,327	465,218
Net cash provided by financing activities	(221,874)	418,327	465,317

Net increase in cash and cash equivalents	(330,853)	55,166	300,532

Effect of exchange rate changes on cash	624	(5,873)	(3,592)

Cash and cash equivalents at beginning of year	518,849	469,556	172,616
Cash and cash equivalents at end of year	$188,620	$518,849	$469,556

Supplementary cash flow information:
Interest paid	1,083	3,796	2,723
Income taxes paid	$-	$-	$-

See notes to consolidated financial statements .

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Lutu International Biotechnology Limited (“Lutu International” or the “Company”) is a holding company incorporated in Cayman Islands on February 17, 2014, which is setup as the investment holding company for biotechnology investment in China. Lutu International became the holding company of Light Raise Limited (“LRL”) which was incorporated in British Virgin Islands on July 1, 2009.

LRL became the holding company of Hong Kong Prolific Mineral Resources Holdings Limited (“Hong Kong Prolific”) which was incorporated in Hong Kong on March 23, 2001.

On July 18, 2012, Hong Kong Prolific became the holding company of Shanxi Green Biotechnology Industry Co., Ltd. (“Shanxi Lutu”) which was incorporated on April 13, 2006. Shanxi Lutu is the operating company of Lutu International in China.

On December 4, 2013, Shanxi Lutu setup a wholly foreign owned enterprise Shenzhen Qianhai Lutu Supply Chain Management Co., Ltd. (“Shenzhen Lutu”) to handle the supply chain management of its fertilizer products.

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Presentation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements include the financial statements of LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED, and its wholly-owned subsidiaries (collectively referred to herein as the “Company”). All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

The following table depicts the identity of the subsidiary:

Name of Subsidiary	Place of Incorporation	Attributable Equity Interest %	Registered Capital
Light Raise Limited (1)	BVI	100	USD 1
Hong Kong Prolific Mineral Resources Holdings Limited (2)	HKD	100	HKD 2
Shanxi Green Biotechnology Industry Company Limited (3)	PRC	100	RMB 100,000,000
Shenzhen Qianhai Lutu Supply Chain Management Company Limited (4)	PRC	100	RMB 5,000,000

__________

Note:	(1)	Wholly owned subsidiary of Lutu International Biotechnology Limited
	(2)	Wholly owned subsidiary of Light Raise Limited
	(3)	Wholly owned subsidiary of Hong Kong Prolific Mineral Resources Holdings Limited
	(4)	Wholly owned subsidiary of Shanxi Green Biotechnology Industry Company Limited

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Significant estimates and judgments inherent in the preparation of these consolidated financial statements include, among other things, accounting for asset impairments, allowances for doubtful accounts, depreciation and amortization, the collection of revenues from the Agricultural Cooperative.

Economic and political risks

The Company’s operations are mainly conducted in Hong Kong and China and a large number of customers are located in Northern China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in Hong Kong and China, and by the general state of the economy in Hong Kong and China.

The Company’s operations and customers in Hong Kong and Northern China are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in Hong Kong and China, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

The Company’s financial statements are presented in the U.S. dollar ($), which is the Company’s reporting currency, while its functional currency are Chinese Renminbi (RMB) and Hong Kong Dollar (HKD). Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of income. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange ruling at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the statements of income.

In accordance with ASC 830, Foreign Currency Matters, the Company translated the assets and liabilities into US $ using the rate of exchange prevailing at the applicable balance sheet date and the statements of income and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation are recorded in shareholders’ equity as part of accumulated other comprehensive income.

Below is a table with foreign exchange rates used for translation:

For the year ended December 31, (Average Rate)	March 31, 2017		2016		2015
Chinese Renminbi (RMB)	RMB	6.86288	RMB	6.64330	RMB	6.22882
United States dollar ($)		$1.00000		$1.00000		$1.00000

As of December 31, (Closing Rate)	March 31, 2017		2016		2015
Chinese Renminbi (RMB)	RMB	6.88280	RMB	6.95566	RMB	6.49170
United States dollar ($)		$1.00000		$1.00000		$1.00000

For the year ended December 31, (Average Rate)	March 31, 2017		2016		2015
Hong Kong (HKD)	HKD	7.76145	HKD	7.76224	RMB	7.75243
United States dollar ($)		$1.00000		$1.00000		$1.00000

As of December 31, (Closing Rate)	March 31, 2017		2016		2015
Hong Kong (HKD)	HKD	7.77	HKD	7.75652	RMB	7.75066
United States dollar ($)		$1.00000		$1.00000		$1.00000

Revenue Recognition

The Company earns revenue by selling merchandise to end using customers primarily through distribution agent and directly to customers.

Revenue is recognized when merchandise is purchased by and delivered to the customer and confirmed and collectability is reasonably assured. Revenue from wholesale agent is recognized after goods delivered, amount fixed or determined and collectability is reasonably assured.

All revenues are shown net of estimated returns during the relevant period represented by estimated allowance for sales returns based upon historical experience.

The Company records sales tax collected from its customers on a net basis, and therefore excludes it from revenue as defined in ASC 605, Revenue Recognition.

During the quarter ended March 31, 2017, year ended December 31, 2016 and 2015, the provision of sales return were $ Nil respectively.

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cost of Goods Sold

Cost of goods sold includes the cost of materials, labor, and relevant manufacturing expenses.

Selling Expenses

Selling expenses include packaging and shipping costs, as well as advertising and certain expenses associated with operating the Company’s corporate headquarters.

Advertising Costs

The Company expensed all advertising costs as incurred. Advertising expense, net of reimbursement from suppliers, amounted to $1,064, $53,938 and $22,798 for the quarter ended March 31, 2017, fiscal 2016 and 2015 respectively. Advertising expense is included in selling expense and general and administrative expenses in the accompanying consolidated statements of income.

Leases

The Company accounts for its leases under the provisions of ASC 840, Leases. Certain of the Company’s operating leases provide for minimum annual payments that change over the life of the lease. The aggregate minimum annual payments are expensed on the straight-line basis over the minimum lease term. The Company recognizes a deferred rent liability for minimum step rents when the amount of rent expense exceeds the actual lease payments and it reduces the deferred rent liability when the actual lease payments exceeds the amount of straight-line rent expense. Rent holidays and tenant improvement allowances for office remodels are amortized on the straight-line basis over the initial term of the lease and any option period that is reasonably assured of being exercised.

The Company did not have a lease that met the criteria of a capital lease. Leases that do not qualify as a capital lease are classified as an operating lease. Operating lease rental expenses included in selling, general and administrative expenses for the quarter ended March 31, 2017, year ended December 31, 2016 and December 31, 2015 were $4,328, $17,890 and $9,541 respectively.

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts receivable is recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the industry practice, the length of time the receivables are past due, significant one-time events and historical experience. The Company is selling products delivered to certain customers which are closed to Agriculture Cooperatives as defined by ASC 905 “Agriculture”. The collection cycle may be varied and depended on the growing crops cycle.

Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectability of outstanding accounts receivable. The Company evaluates the credit risk of its customers utilizing historical data and estimates of future performance. Bad debts are written off as incurred. During the quarter ended March 31, 2017, year ended December 31, 2016 and 2015, the bad debts incurred were $NIL, 29,198 and $Nil respectively.

Outstanding accounts balances are reviewed individually for collectability. The Company does not charge any interest income on trade receivables. Accounts balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. To date, the Company has not charged off any balances as it has yet to exhaust all means of collection.

During the quarter ended March 31, 2017, year ended December 31, 2016 and 2015, the provision of doubtful debts were $Nil, $Nil and $Nil respectively.

Inventories

Inventories primarily consist of merchandise inventories and are stated at lower of cost or market and net realizable value. Cost of inventories is calculated on the weighted average basis which approximates cost.

Management regularly reviews inventories and records valuation reserves for damaged and defective returns, inventories with slow-moving or obsolescence exposure and inventories with carrying value that exceeds market value. Because of its product mix, the Company has not historically experienced significant occurrences of obsolescence.

Inventory shrinkage is accrued as a percentage of revenues based on historical inventory shrinkage trends. The Company performs physical inventory count of its stores once per quarter and cycle counts inventories at its distribution centers once per quarter throughout the year. The reserve for inventory shrinkage represents an estimate for inventory shrinkage for each store since the last physical inventory date through the reporting date.

These reserves are estimates, which could vary significantly, either favorably or unfavorably, from actual results if future economic conditions, consumer demand and competitive environments differ from expectations.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives, using the straight-line method with 5% scrape value as follows:

Buildings	20 years
Machinery & equipment	10 years
Office equipment	3 years
Motor vehicles	4 years

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Land Use Rights

According to the laws of the PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through the land use rights granted by the government. The land use rights represent cost of the rights to use the land in respect of properties located in the PRC. Land use rights are carried at cost and amortized on a straight-line basis over the period of rights of 50 years.

Goodwill

Goodwill represents the excess of purchase price over fair value of net assets acquired. Under ASC 350, Intangibles — Goodwill and Other, goodwill is not amortized but evaluated for impairment annually or whenever events or changes in circumstances indicate that the value may not be recoverable.

The Company performed an annual impairment test as of the end of fiscal 2016 and 2015, and determined that an impairment loss in the amount of nil and nil were recorded in 2016 and 2015 respectively.

Long-lived Assets

The Company reviews long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Long-lived assets are reviewed for recoverability at the lowest level in which there are identifiable cash flows, usually at the store level. The carrying amount of a long-lived asset is not considered recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset. If the asset is determined not to be recoverable, then it is considered to be impaired and the impairment to be recognized is the amount by which the carrying amount of the asset exceeds the fair value of the asset, determined using discounted cash flow valuation techniques, as defined in ASC 360, Property, Plant, and Equipment.

The Company determined the sum of the undiscounted cash flows expected to result from the use of the asset by projecting future revenue and operating expense for each store under consideration for impairment. The estimates of future cash flows involve management judgment and are based upon assumptions about expected future operating performance. The actual cash flows could differ from management’s estimates due to changes in business conditions, operating performance and economic conditions.

During the reporting periods, the Company performed the evaluation and there was no impairment loss..

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Concentration of Credit Risk

The Company maintains cash in bank deposit accounts in Hong Kong and PRC, and considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company performs ongoing evaluations of the institution to limit its concentration risk exposure.

The Company’s customers mainly located principally in the Northeast China. Because of this, the Company is subject to regional risks, such as the economy, regional financial conditions and unemployment, weather conditions, power outages, and other natural disasters specific to the region in which the Company operates.

Retirement Benefit Plans

Full time employees of the Company in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Company accounts the mandated defined contribution plan under the vested benefit obligations approach based on the guidance of ASC 715, Compensation—Retirement Benefits.

The total amounts for such employee benefits which were expensed were $687, $17,804 and $10,523 for the quarter ended March 31, 2017, years ended December 31, 2016 and 2015, respectively.

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Company’s current component of comprehensive income is the net income and foreign currency translation adjustment.

Segment Reporting

The Company operates in one industry segment, operating manufacturing and selling of organic bio-fertilizer. ASC 280, Segment Reporting, establishes standards for reporting information about operating segments. Given the economic characteristics of the similar nature of the products sold, the type of customer and the method of distribution, the Company operates as one reportable segment as defined by ASC 280, Segment Reporting.

Basic and diluted earnings (loss) per share

In accordance with ASC No. 260 (formerly SFAS No. 128), “Earnings Per Share,” the basic earnings (loss) per common share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings (loss) per common share is computed similarly to basic earnings (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

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LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Guidance

The FASB has issued Accounting Standards Update (ASU) No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance is intended to improve the recognition and measurement of financial instruments. The ASU affects public and private companies, not-for-profit organizations, and employee benefit plans that hold financial assets or owe financial liabilities.

The new guidance makes targeted improvements to existing U.S. GAAP by:

-Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income;

-Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes;

-Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements;

-Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities;

-Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and

-Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The new guidance is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the new guidance becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019.

The new guidance permits early adoption of the own credit provision. In addition, the new guidance permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost.

On February 25, 2016, the Financial Accounting Standards Board (FASB) issued its new lease accounting guidance in Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842).

Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date:

-A lease liability, which is a lessee‘s obligation to make lease payments arising from a lease, measured on a discounted basis; and

-A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers.

The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing.

Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Nonpublic business entities should apply the amendments for fiscal years beginning after December 15, 2019 (i.e., January 1, 2020, for a calendar year entity), and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted for all public business entities and all nonpublic business entities upon issuance.

Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach.

F-15

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Guidance (Continued)

The FASB has issued ASU No. 2016-03, Intangibles - Goodwill and Other (Topic 350), Business Combinations (Topic 805), Consolidation (Topic 810), Derivatives and Hedging (Topic 815): Effective Date and Transition Guidance (a consensus of the Private Company Council). The amendments in this ASU are effective immediately.

The amendments could affect all private companies within the scope of ASU 2014-02, Intangibles - Goodwill and Other (Topic 350): Accounting for Goodwill; ASU 2014-03 Derivatives and Hedging (Topic 815): Accounting for Certain Receive-Variable, Pay-Fixed Interest Rate Swaps - Simplified Hedge Accounting Approach; ASU 2014-07, Consolidation (Topic 810): Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements; or ASU 2014-18, Business Combinations (Topic 805): Accounting for Identifiable Intangible Assets in a Business Combination.

The amendments make the guidance in ASUs 2014-02, 2014-03, 2014-07, and 2014-18 effective immediately by removing their effective dates. The amendments also include transition provisions that provide that private companies are able to forgo a preferability assessment the first time they elect the accounting alternatives within the scope of this ASU. Any subsequent change to an accounting policy election requires justification that the change is preferable under Topic 250, Accounting Changes and Error Corrections.

The amendments in this ASU also extend the transition guidance in ASUs 2014-02, 2014-03, 2014-07, and 2014-18 indefinitely. While this ASU extends transition guidance for Updates 2014-07 and 2014-18, there is no intention to change how transition is applied for those two ASUs.

The FASB has issued Accounting Standards Update No. 2016-07, Investments - Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting. The amendments affect all entities that have an investment that becomes qualified for the equity method of accounting as a result of an increase in the level of ownership interest or degree of influence.

The amendments eliminate the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. The amendments require that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt the equity method of accounting as of the date the investment becomes qualified for equity method accounting. Therefore, upon qualifying for the equity method of accounting, no retroactive adjustment of the investment is required.

The amendments require that an entity that has an available-for-sale equity security that becomes qualified for the equity method of accounting recognize through earnings the unrealized holding gain or loss in accumulated other comprehensive income at the date the investment becomes qualified for use of the equity method.

The amendments are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The amendments should be applied prospectively upon their effective date to increases in the level of ownership interest or degree of influence that result in the adoption of the equity method. Earlier application is permitted.

The FASB has issued Accounting Standards Update (ASU) No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments relate to when another party, along with the entity, is involved in providing a good or service to a customer. Topic 606 Revenue from Contracts with Customers requires an entity to determine whether the nature of its promise is to provide that good or service to the customer (i.e., the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (i.e., the entity is an agent).

The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by clarifying the following:

-An entity determines whether it is a principal or an agent for each specified good or service promised to a customer.

-An entity determines the nature of each specified or service (e.g., whether it is a good, service, or a right to a good or service).

-When another entity is involved in providing goods or services to a customer, an entity that is a principal obtains control of: (a) a good or another asset from the other party that it then transfers to the customer; (b) a right to a service that will be performed by another party, which gives the entity the ability to direct that party to provide the service to the customer on the entity’s behalf; or (c) a good or service from the other party that it combines with other goods or services to provide the specified good or service to the customer.

F-16

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Guidance (Continued)

-The purpose of the indicators in paragraph 606-10-55-39 is to support or assist in the assessment of control. The amendments in paragraph 606-10-55-39A clarify that the indicators may be more or less relevant to the control assessment and that one or more indicators may be more or less persuasive to the control assessment, depending on the facts and circumstances.

The amendments amend certain existing illustrative examples and add additional illustrative examples to assist in the application of the guidance.

The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Private entities must apply the amendments one year later.

The FASB has issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606.

The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The effective date for nonpublic entities is deferred by one year.

Identifying Performance Obligations

Before an entity can identify its performance obligations in a contract with a customer, the entity first identifies the promised goods or services in the contract. The amendments add the following guidance:

1. An entity is not required to assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer.

2. An entity is permitted, as an accounting policy election, to account for shipping and handling activities that occur after the customer has obtained control of a good as an activity to fulfill the promise to transfer the good rather than as an additional promised service.

To identify performance obligations in a contract, an entity evaluates whether promised goods and services are distinct. The amendments improve the guidance on assessing the promises are separately identifiable criterion by:

1. Better articulating the principle for determining whether promises to transfer goods or services to a customer are separately identifiable by emphasizing that an entity determines whether the nature of its promise in the contract is to transfer each of the goods or services or whether the promise is to transfer a combined item (or items) to which the promised goods and/or services are inputs.

2. Revising the related factors and examples to align with the improved articulation of the separately identifiable principle.

Licensing Implementation Guidance

Topic 606 includes implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments are intended to improve the operability and understandability of the licensing implementation guidance by clarifying the following:

1. An entity’s promise to grant a customer a license to intellectual property that has significant standalone functionality (e.g., the ability to process a transaction, perform a function or task, or be played or aired) does not include supporting or maintaining that intellectual property during the license period.

2. An entity’s promise to grant a customer a license to symbolic intellectual property (that is, intellectual property that does not have significant standalone functionality) includes supporting or maintaining that intellectual property during the license period.

3. An entity considers the nature of its promise in granting a license, regardless of whether the license is distinct, in order to apply the other guidance in Topic 606 to a single performance obligation that includes a license and other goods or services (in particular, the guidance on determining whether a performance obligation is satisfied over time or at a point in time and the guidance on how best to measure progress toward the complete satisfaction of a performance obligation satisfied over time).

F-17

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Guidance (Continued)

The FASB has issued Accounting Standards Update (ASU) 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. This ASU rescinds SEC paragraphs pursuant to two SEC Staff Announcements at the March 3, 2016 Emerging Issues Task Force (EITF) meeting.

SEC Staff Announcement, “Rescission of Certain SEC Staff Observer Comments upon Adoption of Topic 606, Revenue from Contracts with Customers,” was announced at the March 3, 2016, EITF meeting. In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The SEC Staff is rescinding the following SEC Staff Observer comments that are codified in Topic 605, Revenue Recognition, and Topic 932, Extractive Activities—Oil and Gas, effective upon adoption of Topic 606 Revenue from Contracts with Customers. Specifically, registrants should not rely on the following SEC Staff Observer comments upon adoption of Topic 606:

1. Revenue and Expense Recognition for Freight Services in Process, which is codified in paragraph 605-20-S99-2

2. Accounting for Shipping and Handling Fees and Costs, which is codified in paragraph 605-45-S99-1

3. Accounting for Consideration Given by a Vendor to a Customer (including Reseller of the Vendor’s Products), which is codified in paragraph 605-50-S99-1

4. Accounting for Gas-Balancing Arrangements (i.e., use of the “entitlements method”), which is codified in paragraph 932-10-S99-5.

The FASB has issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments do not change the core revenue recognition principle in Topic 606. The amendments provide clarifying guidance in certain narrow areas and add some practical expedients. These amendments are effective at the same date that Topic 606 is effective. Topic 606 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Topic 606 is effective for nonpublic entities one year later. Following is a summary of the clarifying guidance and practical expedients in the amendments.

Assessing the Collectibility Criterion in Paragraph 606-10-25-1(e) and Accounting for Contracts That Do Not Meet the Criteria for Step 1 (Applying Paragraph 606-10-25-7). The amendments clarify the objective of the collectibility criterion in Step 1. The objective of this assessment is to determine whether the contract is valid and represents a substantive transaction on the basis of whether a customer has the ability and intention to pay the promised consideration in exchange for the goods or services that will be transferred to the customer. The amendments also add a new criterion to paragraph 606-10-25-7 to clarify when revenue would be recognized for a contract that fails to meet the criteria in Step 1. That criterion allows an entity to recognize revenue in the amount of consideration received when the entity has transferred control of the goods or services, the entity has stopped transferring goods or services (if applicable) and has no obligation under the contract to transfer additional goods or services, and the consideration received from the customer is nonrefundable.

Presentation of Sales Taxes and Other Similar Taxes Collected from Customers. The amendments permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price.

Noncash Consideration. The amendments specify that the measurement date for noncash consideration is contract inception. The amendments also clarify that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration.

Contract Modifications at Transition. The amendments provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations.

Completed Contracts at Transition. The amendments clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts.

Technical Correction. The amendments clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted.

F-18

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Guidance (Continued)

The FASB has issued Accounting Standards Update (ASU) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows.

The amendments provide guidance on the following eight specific cash flow issues:

•	Debt Prepayment or Debt Extinguishment Costs;
•	Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing;
•	Contingent Consideration Payments Made after a Business Combination;
•	Proceeds from the Settlement of Insurance Claims;
•	Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned;
•	Life Insurance Policies;
•	Distributions Received from Equity Method Investees;
•	Beneficial Interests in Securitization Transactions; and
•	Separately Identifiable Cash Flows and Application of the Predominance Principle.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period.

The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable.

The FASB has issued Accounting Standards Update No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. Current GAAP prohibits the recognition of current and deferred income taxes for an intra-entity asset transfer until the asset has been sold to an outside party. This prohibition on recognition is an exception to the principle of comprehensive recognition of current and deferred income taxes in GAAP.

The amendments require an entity to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The amendments eliminate the exception for an intra-entity transfer of an asset other than inventory. Two common examples of assets included in the scope of the amendments are intellectual property and property, plant, and equipment.

The amendments do not include new disclosure requirements; however, existing disclosure requirements might be applicable when accounting for the current and deferred income taxes for an intra-entity transfer of an asset other than inventory.

The amendments align the recognition of income tax consequences for intra-entity transfers of assets other than inventory with International Financial Reporting Standards. IAS 12, Income Taxes, requires recognition of current and deferred income taxes resulting from an intra-entity transfer of any asset (including inventory) when the transfer occurs.

The amendments are effective for public business entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. For all other entities, the amendments are effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual periods beginning after December 15, 2019. Early adoption is permitted for all entities in the first interim period if an entity issues interim financial statements.

The amendments should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption.

F-19

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Guidance (Continued)

The FASB has issued Accounting Standards Update No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control. The amendments affect reporting entities that are required to evaluate whether they should consolidate a variable interest entity in certain situations involving entities under common control. Specifically, the amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity.

The amendments do not change the characteristics of a primary beneficiary in current GAAP. A primary beneficiary of a variable interest entity has both of the following characteristics: (1) the power to direct the activities of a variable interest entity that most significantly impact the variable interest entity’s economic performance; and (2) the obligation to absorb losses of the variable interest entity that could potentially be significant to the variable interest entity or the right to receive benefits from the variable interest entity that could potentially be significant to the variable interest entity.

If a reporting entity satisfies the first characteristic of a primary beneficiary (such that it is the single decision maker of a variable interest entity), the amendments require that reporting entity, in determining whether it satisfies the second characteristic of a primary beneficiary, to include all of its direct variable interests in a variable interest entity and, on a proportionate basis, its indirect variable interests in a variable interest entity held through related parties, including related parties that are under common control with the reporting entity. That is, under the amendments, a single decision maker is not required to consider indirect interests held through related parties that are under common control with the single decision maker to be the equivalent of direct interests in their entirety. Instead, a single decision maker is required to include those interests on a proportionate basis consistent with indirect interests held through other related parties.

If, after performing that assessment, a reporting entity that is the single decision maker of a variable interest entity concludes that it does not have the characteristics of a primary beneficiary, the amendments continue to require that reporting entity to evaluate whether it and one or more of its related parties under common control, as a group, have the characteristics of a primary beneficiary. If the single decision maker and its related parties that are under common control, as a group, have the characteristics of a primary beneficiary, then the party within the related party group that is most closely associated with the variable interest entity is the primary beneficiary.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted.

The FASB has issued Accounting Standards Update (ASU) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The amendments apply to all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows. The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows.

The amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments do not provide a definition of restricted cash or restricted cash equivalents.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The amendments should be applied using a retrospective transition method to each period presented.

The FASB has issued Accounting Standards Update (ASU) No. 2016-19, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the Accounting Standards Codification. The amendments generally fall into one of the types of categories listed below.

•

Amendments related to differences between original guidance (e.g., FASB Statements, EITF Issues, etc.) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this category may relate to guidance that was codified without some text, reference, or phrasing that, upon review, was deemed important to the guidance.

F-20

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Guidance (Continued)

•

Guidance clarification and reference corrections that provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied.

•

Simplification amendments that streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

•	Minor improvements to the guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The FASB has issued Accounting Standards Update (ASU) No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements for Topic 606. Public entities should apply Topic 606 (and related amendments) for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Nonpublic entities should apply Topic 606 (and related amendments) for an annual reporting period beginning after December 15, 2018, (i.e., January 1, 2019, for a calendar year entity) and interim reporting periods within annual reporting periods beginning after December 15, 2019.

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2016-20 affect narrow aspects of the guidance issued in ASU 2014-09 as summarized below.

Issue 1: Loan Guarantee Fees: The amendments clarify that guarantee fees within the scope of Topic 460, Guarantees, (other than product or service warranties) are not within the scope of Topic 606.

Issue 2: Contract Costs - Impairment Testing: The amendments clarify that when performing impairment testing in Subtopic 340-40, Other Assets and Deferred Charges – Contracts with Customers, an entity should: (a) consider expected contract renewals and extensions; and (b) include both the amount of consideration it already has received but has not recognized as revenue and the amount it expects to receive in the future.

Issue 3: Contract Costs - Interaction of Impairment Testing with Guidance in Other Topics: The amendments clarify that impairment testing first should be performed on assets not within the scope of Topic 340, Topic 350, Intangibles - Goodwill and Other, or Topic 360, Property, Plant, and Equipment (e.g., Topic 330, Inventory), then assets within the scope of Topic 340, then asset groups and reporting units within the scope of Topic 360 and Topic 350.

Issue 4: Provisions for Losses on Construction-Type and Production-Type Contracts: The amendments require that the provision for losses be determined at least at the contract level. However, the amendments allow an entity to determine the provision for losses at the performance obligation level as an accounting policy election.

Issue 5: Scope of Topic 606: The amendments remove the term insurance from the scope exception to clarify that all contracts within the scope of Topic 944, Financial Services – Insurance, are excluded from the scope of Topic 606.

Issue 6: Disclosure of Remaining Performance Obligations: The amendments provide optional exemptions from the disclosure requirement for remaining performance obligations for specific situations in which an entity need not estimate variable consideration to recognize revenue. The amendments also expand the information that is required to be disclosed when an entity applies one of the optional exemptions.

Issue 7: Disclosure of Prior-Period Performance Obligations: The amendments clarify that the disclosure of revenue recognized from performance obligations satisfied (or partially satisfied) in previous periods applies to all performance obligations and is not limited to performance obligations with corresponding contract balances.

Issue 8: Contract Modifications Example: The amendments better align Example 7 with the principles in Topic 606.

Issue 9: Contract Asset versus Receivable: The amendments provide a better link between the analysis in Example 38, Case B and the receivables presentation guidance in Topic 606.

Issue 10: Refund Liability: The amendments remove the reference to the term contract liability from the journal entry in Example 40.

Issue 11: Advertising Costs: The amendments reinstate the guidance on the accrual of advertising costs and move the guidance to Topic 720, Other Expenses.

Issue 12: Fixed-Odds Wagering Contracts in the Casino Industry: The amendments: (a) create a new Subtopic 924-815, Entertainment – Casinos - Derivatives and Hedging, which includes a scope exception from the derivatives guidance for fixed-odds wagering contracts; and (b) includes a scope exception within Topic 815 for fixed-odds wagering contracts issued by casino entities. Fixed-odds wagering contracts are revenue transactions which should be recognized in accordance with Topic 606.

Issue 13: Cost Capitalization for Advisors to Private Funds and Public Funds: The amendments align the cost-capitalization guidance for advisors to both public funds and private funds in Topic 946, Financial Services - Investment Companies.

F-21

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FASB Clarifies the Definition of a Business. The FASB has issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, clarifying the definition of a business. The amendments affect all companies and other reporting organizations that must determine whether they have acquired or sold a business.

The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments provide a more robust framework to use in determining when a set of assets and activities is a business. They also provide more consistency in applying the guidance, reduce the costs of application, and make the definition of a business more operable.

For public companies, the amendments are effective for annual periods beginning after December 15, 2017, including interim periods within those periods. For all other companies and organizations, the amendments are effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.

The FASB has issued Accounting Standards Update No. 2017-06, Plan Accounting: Defined Benefit Pension Plans (Topic 960); Defined Contribution Pension Plans (Topic 962); Health and Welfare Benefit Plans (Topic 965): Employee Benefit Plan Master Trust Reporting. The amendments relate primarily to the reporting by an employee benefit plan (a plan) for its interest in a master trust. A master trust is a trust for which a regulated financial institution (bank, trust company, or similar financial institution that is regulated, supervised, and subject to periodic examination by a state or federal agency) serves as a trustee or custodian and in which assets of more than one plan sponsored by a single employer or by a group of employers under common control are held.

The amendments are effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The amendments should be applied retrospectively to each period for which financial statements are presented. The amendments apply to reporting entities within the scope of Topic 960, Plan Accounting - Defined Benefit Pension Plans, Topic 962, Plan Accounting - Defined Contribution Pension Plans, or Topic 965, Plan Accounting - Health and Welfare Benefit Plans.

Under Topic 960, investments in master trusts are presented in a single line item in the statement of net assets available for benefits. Similar guidance is not provided in Topic 962 or 965, which has resulted in diversity in practice. For each master trust in which a plan holds an interest, the amendments require a plan’s interest in that master trust and any change in that interest to be presented in separate line items in the statement of net assets available for benefits and in the statement of changes in net assets available for benefits, respectively.

Topics 960 and 962 require plans to disclose their percentage interest in the master trust and a list of the investments held by the master trust, presented by general type, within the plan’s financial statements. The amendments remove the requirement to disclose the percentage interest in the master trust for plans with divided interests and require that all plans disclose the dollar amount of their interest in each of those general types of investments.

Current U.S. GAAP does not require disclosure by plans of the master trust’s other assets and liabilities. Examples of those balances include amounts due from brokers for securities sold, amounts due to brokers for securities purchased, accrued interest and dividends, and accrued expenses. The amendments require all plans to disclose: (a) their master trust’s other asset and liability balances; and (b) the dollar amount of the plan’s interest in each of those balances.

Lastly, investment disclosures (e.g., those required by Topics 815 and 820) relating to 401(h) account assets are generally provided in both the defined benefit pension plan financial statements and the health and welfare benefit plan financial statements. Stakeholders noted that the disclosures are redundant. The amendments remove that redundancy and do not require that the investment disclosures relating to the 401(h) account assets be provided in the health and welfare benefit plan’s financial statements. The amendments will require the health and welfare benefit plan to disclose the name of the defined benefit pension plan in which those investment disclosures are provided, so that participants can easily access those statements for information about the 401(h) account assets, if needed.

The FASB has issued Accounting Standards Update (ASU) No. 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The amendments apply to all employers, including not-for-profit entities, that offer to their employees defined benefit pension plans, other postretirement benefit plans, or other types of benefits accounted for under Topic 715, Compensation — Retirement Benefits.

The amendments require that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. If a separate line item or items are used to present the other components of net benefit cost, that line item or items must be appropriately described. If a separate line item or items are not used, the line item or items used in the income statement to present the other components of net benefit cost must be disclosed.

The amendments also allow only the service cost component to be eligible for capitalization when applicable (e.g., as a cost of internally manufactured inventory or a self-constructed asset).

The amendments are effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those annual periods. For other entities, the amendments are effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted as of the beginning of an annual period for which financial statements (interim or annual) have not been issued or made available for issuance.

F-22

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – OTHER RECEIVABLES

Other receivables consisted of the following:

December 31,	March 31, 2017	2016	2015
	(unaudited)	(audited)	(audited)
Deposits	$102,703	$101,124	$40,579
Prepaid expenses	2,882	3,992	5,801
Advance to employee	3,174	1,033	30,022

Total	$108,759	$106,149	$76,402

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

December 31,	March 31, 2017	2016	2015
	(unaudited)	(audited)	(audited)
Buildings	$2,905,615	$2,877,610	$3,080,660
Machinery & equipment	551,176	545,864	583,603
Office equipment	65,934	65,175	67,579
Motor vehicles	144,667	143,273	149,609

Total property, plant and equipment	3,667,392	3,631,922	3,881,451
Less: accumulated depreciation and impairment charges	578,957	(514,473)	(294,776)

Total property, plant and equipment, net	$3,088,435	$3,117,449	$3,586,675

The depreciation expenses for the quarter ended March 31, 2017, years ended December 31, 2016 and 2015 were $59,651, $250,251 and $257,058, respectively

F-23

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following:

December 31,	March 31, 2017	2016	2015
	(unaudited)	(audited)	(audited)
Land use rights	$1,169,493	$1,158,222	$1,239,948
Software system	1,275	1,263	1,353
Less – accumulated amortization	(303,323)	(294,504)	(290,035)

Total intangible assets, net	$867,445	$864,981	$951,266

The amortization expenses of land use rights and software systems for the quarter ended March 31, 2017, the years ended December 31, 2016 and 2015 were $5,971 $24,684 and $26,327 respectively.

Future amortization of land use rights and software systems is as follows:

Years ending December 31,	Amount
2017	$24,427
2018	24,243
2019	24,243
2020	24,243
2021	24,243
Thereafter	743,582

Total	$864,981

F-24

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 6 – INVENTORIES

Inventories consisted of the following:

December 31,	March 31, 2017	2016	2015
	(unaudited)	(audited)	(audited)
Raw material	$97,459	$87,862	$118,888
Work-in-progress	-	-	-
Goods on installment sale	-	-	77,811
Finished goods	173,553	144,114	349,906

Inventories, net	$271,012	$231,976	$546,605

NOTE 7 – CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Sales:

Customer	As at December 31, 2016		As at Dec 31, 2015
A	$820,900	64%	$103,117	36%
B	74,128	6%	-	-%
C	70,875	6%	-	-%
D	-	-%	75,489	26%
E	-	-%	29,204	10%
Total	$965,903	76%	$207,810	72%

Purchases:

Supplier	As at December 31, 2016		As at Dec 31, 2015
AA	$232,614	56%	$133,330	51%
BB	83,988	20%	-	-%
CC	32,403	8%	6,885	3%
DD	16,921	4%	9,011	3%
EE	11,628	3%	22,680	9%
Total	$377,554	91%	$171,906	66%

F-25

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 8 – OTHER PAYABLES

Other payables consisted of the following:

December 31,	March 31, 2017	2016	2015
	(unaudited)	(audited)	(audited)
Payables to employees	$170,134	$162,153	$249,981
Miscellaneous	20,105	20,989	7,414

Total other payables	$190,239	$183,142	$257,395

NOTE 9 – LOSS PER SHARE

The Company calculates earnings per share in accordance with ASC 260, Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Potentially dilutive common shares consist of convertible preferred stock (using the if-converted method) and exercisable warrants and stock options outstanding (using the treasury method). The following table sets forth the computation of basic and diluted net income per common share:

The following table sets forth the computation of basic and diluted net income per common share:

Years Ended December 31,	March 31, 2017	2016	2015
	(unaudited)	(audited)	(audited)
Net loss attributable to ordinary shareholders for computing basic net loss per ordinary share	$(196,964)	$(1,049,897)	$(848,394)
Weighted-average shares of common stock outstanding in computing net loss per common stock
Basic	100	100	50
Diluted	100	100	50
Basic loss per share of common stock	$(1,969.64)	$(10,498.97)	$(16,967.88)
Diluted loss per share	$(1,969.64)	$(10,498.97)	$(16,967.88)

F-26

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 10 – AMOUNT DUE FROM / TO RELATED PARTIES

The details for amount due from / to related parties were as follows:

December 31,	March 31, 2017	2016	2015
Amount due from related parties:	(unaudited)	(audited)	(audited)
Well Supreme Limited (c)	$207,464	$207,825	$207,982
China Mineral Resources Holdings Limited (a) (c)	9,125	9,141	4,936
Shanxi Lukun Mining Technology Co., Ltd (a)	817,256	1,119,750	-
Isparta Holdings Limited (a) (b) (c)	515,380	477,417	-
	$1,549,225	$1,814,133	$212,918

December 31,	March 31, 2017	2016	2015
	(unaudited)	(audited)	(audited)
Amount due to related parties:
Shanxi Lukun Mining Technology Co., Ltd (a)	$-	$-	$43,089
Shanxi Chengkai Mining Technology Co., Ltd (a)	1,246,388	1,234,520	1,301,142
Hong Kong Prolific Mineral Technologies Ltd (a)	1,515,445	1,518,078	1,521,806
Pilot Sunshine Limited (a) (c)	5,147	5,157	5,161
Able High Holdings Limited (a) (b) (c)	2,601,145	2,780,449	7,741
Hong Kong Prolific Eco-Technology Limited (a)	55,302	55,398	56,731
Holmsun Capital Limited (a) (b)	392,468	393,150	393,447
Hui & Lam Solicitors LLP (c)	4,907	21,380	90,164
Maycrown Capital Limited (a) (b)	398,708	399,401	399,703
View Strong Limited (a) (b) (c)	11,583	11,603	11,612
	$6,231,093	$6,419,136	$3,830,596

(a)	Common director, LEUNG Kwong Tak
(b)	Common shareholder, LEUNG Kwong Tak
(c)	Common director/ partner, LAM Ching Wan.

NOTE 11 – AMOUNT DUE TO HOLDING COMPANY

December 31,	March 31, 2017	2016	2015
Amount due to holding company:	(unaudited)	(audited)	(audited)
Able Lead Holding Limited	$3,756,122	$3,943,856	$3,702,736
	$3,756,122	$3,943,856	$3,702,736

F-27

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12 – INCOME TAXES

The Company and its subsidiaries have not operation in Cayman Island and British Virgin Island, and are not subject to any domestic income tax. Therefore, no domestic income tax of Cayman Island and British Virgin Island are paid in the quarter ended March 31, 2017, year 2016 and 2015.

Hong Kong Prolific Mineral Resources Holdings Limited was incorporated in Hong Kong and is subjected to Hong Kong profits tax rate of 16.5% for the quarter ended March 31, 2017, year ended December 31, 2016 and 2015. Income tax (reversal) expense amounted to $Nil for quarter ended March 31, 2017, December 31, 2016 and December 31, 2015.

A reconciliation of the provision for income taxes with amounts determined by applying the Hong Kong profit rate of 16.5% to income before income taxes is as follows:

	March 31, 2017	December 31, 2016	December 31, 2015
	(unaudited)	(audited)	(audited)
Profit (Loss) before income tax	$(69,119)	$(453,066)	$(221,260)
Temporary Difference	-	-	-
Permanent Difference	-	-	-
Taxable loss	$(69,919)	$(453,066)	$(221,260)
Hong Kong Profits Tax rate	16.5%	16.5%	16.5%
Current tax credit	$11,404	$74,756	$36,508
Less: Valuation allowance	(11,404)	(74,756)	(36,508)
	$-	$-	$-

No deferred tax has been provided as there are no material temporary differences arising during the quarter ended March 31, 2017, year ended December 31, 2016 and 2015.

Shanxi Green Biotechnology Industry Company Limited and Shenzhen Qianhai Lutu Supply Chain Management Company Limited were incorporated in the PRC and are subjected to income taxes under the current laws of the PRC. The EIT rate of PRC was 25% for the quarter ended March 31, 2017, year ended December 31, 2016 and 2015.

Profit (loss) before income tax of $(127,801), $(484,914) and $(612,990) for the quarter ended March 31, 2017, year ended December 31, 2016 and 2015 respectively, were attributed to operations in China. The income tax expenses consisted of the following:

	March 31, 2017	December 31, 2016	December 31, 2015
	(unaudited)	(audited)	(audited)
Profit (Loss) before income tax	$(127,801)	$(484,914)	$(612,990)
Temporary Difference	-	-	-
Permanent Difference	-	-	-
Taxable loss	$(127,801)	$(484,914)	$(612,990)
China Enterprise Income Tax rate	25%	25.0%	25.0%
Current tax credit	$31,950	$121,229	$153,248
Less: Valuation allowance	(31,950)	(121,229)	(153,248)
	$-	$-	$-

No deferred tax has been provided as there are no material temporary differences arising during the quarter ended March 31, 2017, the year ended December 31, 2016 and 2015.

F-28

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13 – SEGMENT INFORMATION

FASB Accounting Standard Codification Topic 280 (ASC 280) “Segment Reporting” establishes standards for reporting information about operating segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

In the quarter ended March 31, 2017 and year 2016 and 2015, the Company is regarded as a single operating segment, being engaged in the manufacturing of bio-fertilizer. This principal activity and geographical market are substantially based in the Mainland China, accordingly, no operating or geographical segment information are presented.

NOTE 14 – COMPREHENSIVE INCOME

Total comprehensive income includes, in addition to net income, changes in equity that are excluded from the consolidated statements of income and are recorded directly into a separate section of shareholders’ equity on the consolidated balance sheets. Comprehensive income and its components consist of the following:

Years Ended December 31,	March 31, 2017	2016	2015
	(unaudited)	(audited)	(audited)
Net loss	$(196,964)	$(1,049,897)	$(848,394)
Other comprehensive income, net of tax
Foreign currency translation adjustment	24,983	(122,997)	(134,252)

Comprehensive loss	$(171,981)	$(1,172,894)	$(982,646)

F-29

LUTU INTERNATIONAL BIOTECHNOLOGY LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Operating Leases

Certain of our real properties is operated under lease agreements. Rental expense under operating leases was as follows:

Years Ended December 31,	Quarter ended March 31, 2017	2016	2015
	(unaudited)	(audited)	(audited)
Rent expense	$4,328	$17,890	$9,541

Total rent expense, net	$4,328	$17,890	$9,541

Annual minimum payments under operating leases are as follows:

Years Ended December 31,	Minimum Lease Payment

2017	$10,436

Total	$10,436

NOTE 16 – GOING CONCERN

As of March 31, 2017 and December 31, 2016, the Company has an accumulated deficits of $3,396,914 and $3,199,950 respectively, and its current liabilities exceed its current assets resulting in negative working capital of $7,478,652 and $7,333,603 respectively. In view of the matters described above, recoverability of a major portion of the recorded asset amounts and realization of the portion of current liabilities into revenue shown in the accompanying balance sheets are dependent upon continued operations of the Company, which in turn are dependent upon the Company's ability to raise additional financing and to succeed in its future operations. The Company may need additional cash resources to operate during the upcoming 12 months, and the continuation of the Company may be dependent upon the continuing financial support of investors, directors and/or stockholders of the Company. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding which would enhance capital employed and strategic partners which would increase revenue bases or reduce operation expenses. Management believes that the above actions will allow the Company to continue its operations throughout this fiscal year.

F-30